SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, DC  20549



                            FORM 8-K


                         CURRENT REPORT
              PURSUANT TO SECTION 13 OR 15(D) OF THE

                 SECURITIES EXCHANGE ACT OF 1934



       April 10, 1998                             0-26392
Date of Report (Date of Earliest        Commission File Number
       Event Reported)


                      LEVEL 8 SYSTEMS, INC.
     (Exact Name of Registrant as Specified in its Charter)


          New York                              11-2920559
(State or other jurisdiction                 (I.R.S. Employer
      of incorporation)                    Identification Number)




                         One Penn Plaza
                           Suite 3401
                 New York, New York  10119-0002
       (Address of Principal Executive Offices) (Zip Code)




                         (212) 244-1234
       (Registrant's telephone number, including area code)










Item 2.   Acquisition or Disposition of Assets

     On March 26, 1998, Level 8 Systems, Inc.("Level 8") acquired Momentum Software Corporation (the "Momentum"), a Delaware corporation. Under the acquisition agreement, Momentum shareholders will receive 575,000 common shares of Level 8 and warrants to purchase 200,000 common shares of Level 8 for $13.108 per share, subject to adjustment ("Contingent Consideration") to take into account certain fluctuations in the value of the Level 8 common shares. If the average price per common share during the 30 days prior to the Calculation Date (as defined) (the "Average Price") is $21.00 or more, there is no Contingent Consideration; if the Average Price is between $15.00 and $21.00, the Contingent Consideration is a number of additional common shares equal to the product of (a) 416.666 and (b) the number of cents by which $21.00 exceeds the Average Price; and if the Average Price is below $15.00, the Contingent Consideration is 250,000 common shares or an installment promissory note payable in four annual installments and bearing interest at the rate of 10% a year, as determined by the Momentum Liquidating Trust (the "Trust").

     Momentum is a provider of enterprise middleware used by companies to build multi-platform, multi-tiered distributed applications using message queuing technology.

     The 575,000 common shares and 200,000 warrants are being held by the Trust, the trustees of which are Dr. Robert Brill, Hubert Vandervoort and Bruns Grayson. The Trust will distribute the shares and warrants to the Momentum shareholders on December 1, 1998 (or earlier, in certain circumstance).

     As a result of the acquisition of Momentum, Level 8 will incur a one time charge to earnings of approximately $6,500,000 related to the purchase of in-process research and development costs.

     In connection with this transaction, the Trust has agreed, among its trustees, to vote its common shares in Level 8 in accordance with the instructions of Liraz Sytems Ltd.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)-(b)  Financial Statements, Pro Forma Financial
               Information

     The financial statements and pro forma financial information required by this item are not included herewith; they are expected to be filed by amendment on or before June 8, 1998.

     (c)  Exhibits

     1. Agreement and Plan of Reorganization by and among Level 8 Systems, Inc., Middleware Acquisition Corporation, Momentum Software Corporation, and Robert Brill, Bruns Grayson and Hubert Vandervoot, as Trustees of the Momentum Liquidating Trust, on behalf of the Securityholders of Momentum Software Corporation (incorporated by reference to Exhibit 10.42 to Level 8's Annual Report on Form 10-K for fiscal year ended December 31, 1997).




                            SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              LEVEL 8 SYSTEMS, INC.
                                   (Registrant)

Dated:  April 10, 1998        By: /s/ Joseph J. Di Zazzo
                                Name:  Joseph J. Di Zazzo
                                Title: Chief Financial Officer